EXCLUSIVE LICENSE AGREEMENT

                         Between

         UNIVERSITY OF MARYLAND, BALTIMORE COUNTY

                            &

                FLUOROMETRIX CORPORATION



                        Effective

                    January 31, 2001




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                    LICENSE AGREEMENT


	This License Agreement (the "Agreement") is entered into by and between University of Maryland, Baltimore County, having an address of 1000 Hilltop Circle, Baltimore, Maryland 21250, a constituent institution of the University System of Maryland, which is an agency of the State of Maryland (hereinafter "UMBC"); and Fluorometrix Corporation, a Massachusetts corporation having an address of P.O. Box 816, Stow, Massachusetts 01775-0816 (hereinafter "FLUOROMETRIX").

				WITNESSTH:


	WHEREAS, UMBC is interested in licensing PATENT RIGHTS and KNOW-HOW (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, and as a center for research and education, UMBC is without capacity to commercially develop, manufacture, and distribute any such products or methods; and

	WHEREAS, a valuable invention entitled "Microbioreactor Apparatus and Technique for High Throughput Bioprocessing" (UMBC Ref. 2343GR) was developed during the course of research conducted by Dr. Govind Rao (hereinafter collectively, the "Inventor"); and

	WHEREAS, UMBC has acquired through assignment all rights, title and interest to said valuable invention from the Inventories; and

	WHEREAS, FLUOROMETRIX desires to commercially develop, manufacture, use and distribute products and processes derived from said invention throughout the world, but is unable to do so without a license from UMBC.

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	NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereto agree as follows:

                      ARTICLE I - DEFINITIONS

	All references to particular Exhibits and Articles shall mean the Exhibits to, and Articles of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits hereto, the following words and phrases shall have the following meanings:

1.1	"PATENT RIGHTS" shall mean the U.S. patent application Serial No.
06/225108 filed on August 14, 2000, and assigned to UMBC entitled "Microbioreactor Apparatus and Technique for High Throughput Bioprocessing" and the invention disclosed and claimed therein, and all continuations, divisions, reissues, and extensions thereof, and any Letters Patent issuing on any of the foregoing; and any corresponding foreign patent applications, and any patens, patens of addition, or other equivalent foreign patent rights issuing, granted or registered thereon.

1.2	"KNOW-HOW" shall mean any tangible know-how owned by UMBC and provided to FLUOROMETRIX related to the invention described in the PATENT RIGHTS, including any engineering drawings, materials, or software.

1.3	"LICENSED PRODUCT" as used herein in either singular or plural shall mean any material, compositions, device, or other product, the manufacture, use or sale of which uses or incorporates KNOW-HOW or would constitute, but for the license granted to FLUOROMETRIX pursuant to this Agreement, an infringement of an issued


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or pending claim of PATENT RIGHTS (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe).

1.4	"LICENSED SERVICE" as used herein in either singular or plural shall mean the performance of any method, or the manufacture of any product, or the use of any product or composition that uses or incorporates KNOW-HOW or would constitute, but for the license granted to FLUOROMETRIX pursuant to this Agreement, an infringement of an issued or pending claim of PATENT RIGHTS (infringement shall include, but not be limited to, direct, contributory or inducement to infringe).

1.5	"NET SALES" shall mean gross sales receipts and fees received by
FLUOROMETRIX and SUBLICENSEES from the sale of LICENSED
PRODUCTS less trade discounts allowed, refunds, returns and recalls, and sales taxes. In the event that FLUOROMETRIX or a SUBLICENSEE sells a LICENSED PRODUCT in combination with other components, devices or as part of a system, the NET SALES for purposes of royalty payments shall be calculated as follows:

(a)	If the LICENSED PROUDCTS contained in the combination are
available separately, the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the entire combination by the fraction A/B where A is the separately available price of all LICENSED PROUDCTS in the combination, and B is the invoiced price of the entire combination.

(b)	If the LICENSED PRODUCTS contained in the combination are not available separately, the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the entire combination by the fraction C/(C+D), where C is the cost of producing all of the

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LICENSE PRODUCTS in the combination, and D is the cost of producing all other items in the combination.

1.6	"NET SERVICE REVENUES" shall mean gross service receipts and fees received by FLUOROMETRIX ad SUBLICENSEES for the performance of LICENSED SERVICES less sales and/or use taxes imposed upon and with specific reference to the LICENSED SERVICE. In the event that FLUOROMETRIX or a SUBLICENSEE sells a LICENSED SERVICE in combination with other servic4es or products, including but not limited to LICENSED PRODUCTS, the NET SERVICE REVENUES for purposes of royalty payments shall be calculated as follows:

(a)	If the LICENSED PRODUCTS and LICENSED SERVICES
contained in the combination are all available separately, the NET SERVICES for purposes of royalty payments will be calculated by multiplying the NET SERVCIE REVENUES of the entire combination by the fraction E/F, where E is the sum of the separately available prices of all LICENSED PRODUCTS and LICENSED SERVICES in the combination, and F is the invoiced price of the entire combination.

(b)	If the LICENSED PRODUCTS and LICENSED SERVICES
contained in the combination are not available separately, the NET SERVICE REVENUES for purposes of royalty payment will be calculated by multiplying the NET SERVICE REVENUES of the entire combination by the fraction G/(G+H), where G is the cost of producing all of the LICENSED PRODUCTS and LICENSED SERVICES in the


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combination, and H is the cost of producing all other items in the combination.

1.7	"EXCLUSIVE LICENSE" shall mean a grant by UMBC to
FLUOROMETRIX of its entire right and interest in the PATENT RIGHTS and KNOW-HOW subject to the retained right of UMBC to make, have made, and use LICENSED PRODUCTS and LICENSED SERVICES for and educational purposes.

1.8	"AFFILIATED COMPANY" as used herein in either singular or plural shall mean any corporation, company, partnership, joint venture or other entity, which controls, is controlled by, or is under common control with, FLUOROMETRIX. For purposes of this Paragraph, 'control' shall mean the direct or indirect ownership of al least fifty-percent (50%).

1.9	"SUBLICENSEE" as used herein in either singular or plural shall mean any person or entity to which FLUOROMETRIX has granted a sublicense under this Agreement.

1.10	"EFFECTIVE DATE" shall mean the date the last party hereto has executed this Agreement.


                    ARTICLE II - LICENSE GRANT


2.1	Grant.  Subject to the terms and conditions of this Agreement,
UMBC hereby grants to FLUOROMETRIX and EXCLUSIVE LICENSE to make, have made, use, and sell LICENSED PRODUCTS and to provide LICENSED SERVICES in the United States and worldwide under the PATENT RIGHTS and KNOW-HOW.

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2.2.	Right to Sublicense.  FLUOROMETRIX may sublicense others under this
Agreement, subject to UMBC's approval, which shall not be unreasonably withheld, and shall provide a copy of each such sublicense agreement to UMBC promptly after it is executed. Each sublicense shall be consistent with the terms of the Agreement.


            ARTICLE III - FEES, ROYALTIES, & PAYMENTS


3.1	License Fees and Equity.  FLUOROMETRIX shall pay to UMBC the following fees and equity:

3.1.1	License Fees.  Within thirty (30) days of the EFFECTIVE DATE of this Agreement, FLUOROMETRIX shall pay to UMBC five thousand dollars ($5,000) as a license fee, said license fee shall be nonrefundable and shall not be credited against future royalties or other fees. UMBC will not submit an invoice for the license fee.

3.1.2	Patent Issuance Fee.  Within sixty (60) days of UMBC notifying
FLUOROMETRIX of the issuance of a first U.S. patent under PATENT
RIGHTS, FLUOROMETRIX shall pay to UMBC ten thousand dollars ($10,000).

3.1.3	Equity Consideration.  Upon execution of this Agreement,
FLUOROMETRIX shall issue to UMBC a number of shares of FLUOROMETRIX' common stock equal to one percent (1%) of FLUOROMETRIX total common stock as of the EFFECTIVE DTE. In addition, FLUROMETRIX shall issue to UMBC an option for an additional number of shares, at no cost, equal to one percent (1%) of FLUOROMETRIX' total common stock as of the EFFECTIVE DATE. UMBC shall have the right to exercise said option at any time after the issuance of a first U.S. patent included within PATENT RIGHTS. The equity

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issued to UMBC pursuant to this paragraph shall be in accordance with an appropriate stock issuance or shareholders' rights agreement that shall grant UMBC information and visitation rights, piggyback registration rights, and other rights shared by FLUOROMETRIX' common stockholders as of the EFFECTIVE DATE. Said stock issuance or shareholders'' rights agreement shall be attached to this Agreement as Exhibit B.

3.2	Annual Fees.  FLUOROMETRIX shall pay to UMBC annual fees in the amounts se forth below:

DUE DATE                          ANNUAL FEE
_________________________         _______________________
Second Anniversary of the
EFFECTIVE DATE                    $10,000

Third Anniversary of the
EFFECTIVE DATE                    $25,000

Fourth Anniversary of the
EFFECTIVE DATE                    $50,000

Fifth and each subsequent
Anniversary of the
EFFECTIVE DATE                    $75,000


These annual fees shall be due within thirty (30) days of each anniversary of the EFFECTIVE DATE beginning with the first such anniversary. In any year where sales of LICENSED PRODUCTS or LICENSED SERVICES exist, the annual fees shall be credited against running royalties due in the following year).

3.3	Royalties.  FLUOROMETRIX shall pay to UMBC eight percent (8%)
of NET SALE as a running royalty for each LICENSE DPRODUCT sold, by FLUOROMETRIX and SUBLICENSEES for the term of this Agreement.
In addition, FLUOROMETRIX shall pay to UMBC twelve percent (12%) of NET SERVICE REVENUES as a running royalty for reach LICENSED SERVICE provided, by FLUOROMETRIX and SUBLICENSEES for the term of this Agreement. Such

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payments shall be made quarterly.  All non-US taxes related to the sales of LICENSED PRODUCTS or LICENSED SERVICES shall be paid by FLUOROMETRIX and shall not be deducted from any royalty or other payments due to UMBC.

In order to insure UMBC the full royalty payments contemplated hereunder, FLUOROMETRIX agrees that in the event that any LICENSED PRODUCT or LICENSED SERVICE shall be sold to an AFFILIATED COMPANY, or any person, corporation, firm or association with which FLUOROMETRIX has any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances), the royalties to be paid hereunder for any such LICENSE PRODUCT or LICENSED SERVICE shall be based upon the greater of:
1) the net selling price at which the purchaser of LICENSE PRODUCTS resells such products to the end user, 2) the NET SERVICE REVENUES received from the use of a LICENSED PRODUCT in providing a service,
3) the fair market value of the LICENSED PRODUCT or LICENSED SERVICE, which shall be determined based on the sales price of similar products or services in the market, as applicable, or as may be mutually agreed by the parties, or 4) the net selling price of LICENSED PRODUCTS or LICENSED SERVICES paid by the purchaser.

3.4	Sublicense Consideration.  In addition to the running royalty due to UMBC as set forth in Paragraph 3.3, FLUOROMETRIX shall pay to UMBC twenty percent (20%) of any consideration, other than royalty, received by FLUOROMETRIX or an AFFILIATED COMPANY for the grant of any sublicense under this Agreement, which is executed prior to a first commercial sale of a LICENSED PRODUCT or LICENSED SERVICE. FLUOROMETRIX shall pay to UMBC fifteen percent (15%) of any consideration, other than royalty, received by FLUOROMETRIX or an AFFILIATED COMPANY for the grant of any sublicense under this agreement, which is executed subsequent to a first commercial sale of a LICENSED PRODUCT or LICENSED

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SERVICE.  For the purpose of clarification, such consideration shall include, without limitation, any licensing fees or other cash consideration, and any premium paid by the SUBLICENSEE over Fair Market Value for stock, or the right to purchase stock, of the FLUOROMETRIX or an AFFILIATED COMPANY. The term "Fair Market Value" shall mean the daily weighted average of the price at which said stock is publicly trading during the period twenty (20) business days prior to the effective date of said sublicense, or if the stock is not publicly traded, the value of such stock as determined by the most recent private financing though a Financial Investor in the FLUOROMETRIX or AFFILIATED COMPANY that issued the shares. The term "Financial Investor" shall mean an entity whose sole interest in FLUOROMETRIX or AFFILIATED COMPANY is for the purpose of investment.

3.5	Reimbursement.  FLUOROMETRIX will reimburse UMBC, within thirty
(30) days of the receipt of an invoice from UMBC, for all costs (approximately $700) associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS incurred by UMBC on or before the EFFECTIVE DATE of this Agreement. In accordance with Paragraph 4.1 below, FLUOROMETRIX will also reimburse UMBC, within thirty (30) days of the receipt of an invoice from UMBC, for all costs associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS incurred by UMBC subsequent to the EFFECTIVE DATE of this Agreement.

3.6	Form of Payment.  All payments under this agreement shall be paid to UMBC in United States Dollars by check or checks drawn to the order of UMBC. Checks are to be made payable to "UMBC" and shall be sent to:

Bursar's Office
University of Maryland, Baltimore County
Administration Building
1000 Hilltop Circle
Baltimore, MD 21250
Ref. #2343GR


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With a copy of the check and any related correspondence to:

Office of Technology Development
University of Maryland, Baltimore County
Administration Building
1000 Hilltop Circle
Baltimore, MD 21250
Attn:  Director

3.7	Foreign Currency.  To the extent NET SALES or NET SERVICE
REVENUES may have been made by FLUOROMETRIX or a SUBLICENSEE in a foreign country, any royalties due to UMBC based thereon shall be first determined in the currency of the country in which the royalties were earned and then converted to their equivalent in United States Dollars using an average of the currency exchange rates quoted in the Wall Street Journal for the last business day of each of the three (3) consecutive calendar months constituting the calendar quarter in which the royalties were earned. To the extent that statutes, laws, codes, or government regulations (including currency exchange regulations) shall prevent or limit royalty payments by FLUOROMETRIX or its SUBLICENSEES in any country, all monies due to UMBC shall promptly be deposited by FLUOROMETRIX or its SUBLICENSEE, as the case may be, in an account in a local bank in such country where such payment or deposit is lawful under the currency restrictions, as directed in writing by UMBC.

3.8	Late payments.  In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the tenth day following the due date thereof, calculated at the annual rate of the sum of (a) two percent (2%) plus (b) the prime interest rate quoted by The Wall Street Journal on the date said payment is due, the interest being compounded on the last day of each calendar

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quarter, provide however, that in no event shall said annual interest rate exceed the maximum legal interest rate for corporations. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of UMBC to seek any other remedy, legal or equitable, to which it may be entitled because of delinquency of any payment including, but not limited to termination of this Agreement as set forth in Paragraph 9.2


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   ARTICLE IV - PATENT PROSECTUION, MAINTENANCE, & INFRINGEMENT

4.1	Prosecution & Maintenance.  UMBC, at FLUOROMETRIX' expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS upon authorization of FLUOROMETRIX and FLUOROMETRIX shall be licensed hereunder. Title to all such patents and patent applications shall reside in UMBC. UMBC shall have full and complete control over all patent matters related to the PATENT RIGHTS, provided however, that UMBC will consider and incorporate reasonable comments received from FLUOROMETRIX. FLUOROMETRIX will provide payment authorization to UMBC at least one (1) month before an action is due, provided that FLUOROMETRIX has received timely notice of such action from UMBC. Failure to provide authorization can be considered by UMBC as a FLUOROMETRIX decision not to authorize an action. In any country where FLUOROMETRIX elects not to have a patent application filed or to pay expenses associated with filing, prosecution, or maintenance of a patent application or patent, UMBC may file, prosecute, and/or maintain the patent application or patent at its own expense and for its own exclusive benefit and FLUOROMETRIX thereafter shall not be licensed under such patent or patent application.

4.2	Notification.  Each party will notify the other promptly in
writing when any infringement by another is uncovered or suspected.

4.3	Infringement.  FLUOROMETRIX shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep UMBC informed as to the status thereof. FLUOROMETRIX may, in its sole judgment an at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account

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subject to Paragraph 4.4, any damages, awards or settlements resulting therefrom. This right to sue for infringement shall not be used in an arbitrary or capricious manner. UMBC shall reasonably cooperate in any such litigation at FLUOROMETRIX' expense.

If FLUOROMETRIX elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify UMBC in writing within ninety (90) days of receiving notice that an infringement exists, and UMBC may, in its sole judgment and at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

4.4	Recovery.  Any recovery by FLUOROMETRIX under Paragraph 4.3 shall be deemed to reflect loss of commercial sales, and FLUOROMETRIX shall pay to UMBC fifteen percent (15%) of the recovery net of all reasonable costs and expenses associated with each suit or settlement.
If the cost and expenses exceed the recovery, then one-half (1/2) of the excess shall be credited against royalties payable by FLUOROMETRIX to UMBC hereunder in connection with sales in the country of such legal proceedings, provided, however, that any such credit under this Paragraph shall not exceed fifty percent (50%) of the royalties otherwise payable to UMBC with regard to sale sin the country of such action in any one calendar year, with any excess credit being carried forward to future calendar years.


              ARTICLE V - OBLIGATIONS OF THE PARTIES

5.1	Reports.  FLUOROMETRIX  shall provide to UMBC within thirty
(30 days of the end of each March, June, September and December after the EFFECTIVE DATE of this Agreement, a written report to UMBC of the amount of LICENSED PRODUCTS sold, and LICENSED SERVICES sold, the total NET SALES and NET SERVICE

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REVENUES by FLUOROMETRIX, AFFILIATED COMPANIES, and SUBLICENSEES,
Payment of any such royalties due shall accompany such report. The report of sales and royalties due shall be substantially in the format of the sales and royalty report form given in Exhibit A. Until FLUOROMETRIX or a SUBLICENSEE has achieved a first commercial sale of a LICENSED PRODUCT or LICENSED SERVICE, a report shall be submitted at the end of every March and September after the EFFECTIVE DATE of this Agreement and will include a full written report describing FLUOROMETRIX' or any SUBLICENSEE's technical efforts towards meeting its obligations under the terms of this Agreement as set forth in Paragraph 5.3

5.2	Records.  FLUOROMETRIX shall make an retain, for a period of three
(3) years following the period of each report required by Paragraph 5.1, true and accurate records, files and books of account containing all the data reasonably required for a full computation and verification of sale and other information required in Paragraph 5.1 Such books and records shall be in accordance with generally accepted accounting principles consistently applied. FLUOROMETRIX shall permit the inspection and copying of such records, files and books of account by UMBC or its agents during regular business hours upon ten (10) business days' written notice to FLUOROMETRIX. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by UMBC, provided that if any such inspection shall reveal that an error has been made in the amount equal to five percent (5%) or more of such payment, such costs shall be borne by FLUOROMETRIX. FLUOROMETRIX shall include in any agreement with its AFFILIATED COMPANIES or its SUBLICENSEES which permits such party to make, use or sell LICENSED PRODUCTS or provide LICENSED SERVICES, a provision requiring such party to retain records of sales of LICENSED PRODUCTS and

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LICENSED SERVICES and other information as required in Paragraph 5.1 and to permit UMBC to inspect such records as required by this Paragraph.

5.3	Best Efforts.  FLUOROMETRIX shall exercise best efforts to
develop and to introduce a first LICENSED PRODUCT or LICENSED SERVICE into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration of the Agreement, FLUOROMETRIX shall endeavor to keep LICENSED PRODUCTS and LICENSED SERVICES reasonably available to the public.

5.4	Other Products.  In the event that evidence is provided, in
writing by UMBC or by another party, to FLUOROMETRIX, demonstrating the practicality of a particular market which is not being developed or commercialized by FLUOROMETRIX, FLUOROMETRIX shall either provide UMBC with a reasonable development plan and start development or attempt to reasonably sublicense the particular technology to a third party.
If within six (6) months of such notification by UMBC, FLUOROMETRIX has not initiated such development efforts or sublicensed that particular market, UMBC may terminate this license for such particular market. This Paragraph shall not be applicable if FLUOROMETRIX reasonably demonstrates to UMBC that commercializing LICENSED PRODUCTS or LICENSED SERVICES or granting such a sublicense in said particular market would have a potentially adverse commercial effect upon marketing or sales of the LICENSED PRODUCTS or LICENSED SERVICES developed and being sold by FLUOROMETRIX or its SUBLICENSEES.

5.5	Patent Acknowledgment.  FLUOROMETRIX agrees that all packaging containing individual LICENSED PRODUCTS sold by FLUOROMETRIX and

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SUBLICENSEES will be marked with the number of the applicable patent(s)
licensed hereunder in accordance with each country's patent laws.


                  ARTICLE VI - REPRESENTATIONS

6.1	Representations by UMBC.  UMBC warrants that it has good and marketable title to its interest in the inventions claimed under PATENT RIGHTS with the exception of certain rights of the United
States government.  ESCEPT AS EXPRESSLY SET FORTH IN THIS
PARAGRAPH 6.1, FLUOROMETRIX, AFFILIATED COMPANIES AND
SUBLICENSEES AGREE THAT THE PATENT RIGHTS ARE PROVIDED
"AS IS", AND THAT UMBC MAKES NO REPRESENTATION OR
WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED
PRODUCTS AND LICENSED SERVICES INCUDING THEIR SAFETY,
EFFECTIVENESS, OR COMMERCIAL VIABILITY.  UMBC MAKES NO
REPRESENTATION AS TO THE VALIDITY OF THE PATENT RIGHTS
OR THAT ANY PRACTICE UNDER THE PATENT RIGHTS SHALL BE
FREE OF INFRINGEMENT OF ANOTHER PATENT OR OTHER
PROPRIETARY ERIGHT NOT GRANTED TO FLUOROMETRIX
HEREUNDER.  UMBC DISCLAIMS ALL WARRANTIES WITH REGARD
TO PRODUCTS AND SERVICES LICENSED UNDER THIS
AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES,
EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR
ANY PARTICULAR PURPOSE.  NOTWITHSTANDING ANY OTHER
PROVISION OF THIS AGREEMENT, UMBC ADDITIONALLY
DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF
UMBC AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT
LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL
DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS
(EVEN IF UMBC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH
DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION
WITH THE MANUFACURE, USE, OR SALE OF THE PRODUCT AND
SERVICE LICENSED

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UNDER THIS AGREEMENT.  FLUOROMETRIX, AFFILIATED
COMPANIES AND SUBLICENSEES ASSUME ALL RESPONSIBILITY
AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT
AND SERVICE MANUFACTURED, USED, OR SOLD BY FLUOROMETRIX,
ITS SUBLICENSEES AND AFFILIATED COMPANIES WHICH IS A
LICENSED PRODUCT OR LICENSED SERVICE AS DEFINED IN THIS
AGREEMENT.


              ARTICLE VII - INDEMNIFICATION


7.1	Indemnification.  UMBC and the Inventors of PATENT RIGHTS will not, under the provisions of this Agreement or otherwise, have control over the manner in which FLUOROMETRIX or its AFFILIATED COMPANIES or its SUBLICENSEES or those operating for its account or third parties who purchase LICENSED PRODUCTS or LICENSED SERVICES from any of the foregoing entities, practice the PATENT RIGHTS or LICENSED
PRODUCTS and LICENSED SERVICES. FLUOROMETRIX shall defend and hold UMB, The University System of Maryland, the State of Maryland, their present and former trustees, officers, Inventors, agents, faculty, employees and students, as applicable, harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not UMBC or said Inventors, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the inventions covered by the PATENT RIGHTS, by an AFFILIATED
COMPANY or an agent or a SUBLICENSEE or a third party on behalf of or for the account of FLUOROMETRIX or by a third party who purchases LICENSED PRODUCTS and LICENSED SERVICES from FLUOROMETRIX, an
AFFILIATED COMPANY, or a SUBLICENSEE, shall be considered FLUOROMETRIX' practice of said inventions for

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purposes of this Paragraph.  The obligation of FLUOROMETRIX to defend and indemnify, as set out in this Paragraph, shall survive the termination of this Agreement.



                    ARTICLE VIII - CONFIDENTIALITY


8.1	Confidentiality.  If necessary, the parties will exchange
information that they consider to be confidential. The recipient of such information agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to the recipient, and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed to anyone except employees of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain confidential the proprietary information of the recipient an such employees shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly.

The obligations of this Paragraph shall also apply to AFFILIATED
COMPANIES and/or SUBLICENSEES provided such information by FLUOROMETRIX. UMBC's, FLUOROMETRIX', AFFILIATED COMPANIES', and
SUBLICENSEES' obligations under this Paragraph shall extend until three
(3) years after the termination of this Agreement.

8.2	Exceptions.  The recipient's obligations under Paragraph 8.1 shall not extend to any part of the information:

a.	that can be demonstrated to have been in the public domain
or publicly known and readily available to the trade or the
public prior to the date of the disclosure; or
b.	that can be demonstrated, from written records to have been
in the recipient's possession or readily available to the
recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or
c.	that becomes part of the public domain or publicly known by
publication or otherwise, not due to any unauthorized act by the recipient; or
d.	that is demonstrated from written records to have been
developed by or for the receiving party without reference to confidential information disclosed by the disclosing party.
e.	That is required to be disclosed by law, government
regulation or court order.

8.3	Right to Publish.  UMBC may publish manuscripts, abstracts or the like describing the PATENT RIGHTS and inventions contained therein provided confidential information of FLUOROMETRIX as defined in Paragraph 8.1, is not included or without first obtaining approval from FLUOROMETRIX to include such confidential information. Otherwise, UMBC and the Inventors shall be free to publish manuscripts and abstracts or the like directed to the work done at UMBC related to the licensed technology without FLUOROMETRIX' prior approval.

                  ARTICLE IX - TERM & TERMINATION


9.1	Term.  The term of this Agreement shall commence on the EFFECTIVE
DATE and shall continue, in each country, until the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or if no patents issue then for a term of twenty (20) years from the EFFECTIVE DATE of this Agreement. In the event that UMBC abandons the last of all pending applications in any particular country where a patent included under PATENT RIGHTS has not issued, or in the event that UMBC does not file ay patent applications in any particular country, the royalties due to UMBC pursuant to Paragraph 3.3 shall be reduced by fifty percent (50%) in that country. In the event that (i) UMBC abandons the last of all pending applications in the United States and (ii) a patent included within PATENT RIGHTS has not issued in the United States, the annual payments due to UMBC as set forth in Paragraph 3.2 shall be reduced by fifty percent (50%).

9.2	Termination By Either Party.  This Agreement may be terminated by either party, in the event that the other party (a) files, or has filed against it, a petition under the Bankruptcy Act, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets, or otherwise takes advantage of any statute or law designed for relief of debtors or (b) fails to perform or otherwise breaches any of its obligations hereunder, if, following the giving of notice by the terminating party of its intent to terminate and stating the grounds therefore, the party receiving such notice shall not have cured the failure or breach within thirty (30) days. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy that the party giving notice of breach may have as a consequence of such failure or breach.

9.3	Termination by FLUOROMETRIX.  FLUOROMETRIX may terminate this
Agreement and the license granted herein, for any reason, upon giving UMBC sixty (60) days written notice.

9.4	Obligations and Duties upon Termination.  If this Agreement is terminated, both parties shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this Agreement. Upon termination, both parties shall cease any further use of the confidential information disclosed to the receiving party by the other party. Termination of this Agreement, for whatever reason, shall not affect the obligation of either party to make any payments for which it is liable prior to or upon such termination. Upon termination FLUOROMETRIX shall submit a final royalty report to UMBC and any royalty payments and unreimbursed patent expensed due UMBC shall become immediately due and payable. Furthermore, upon termination of this Agreement, all rights in and to the licensed technology shall revert immediately to UMBC at no cost to UMBC. Upon termination of this Agreement, any SUBLICENSEE shall become a direct licensee of UMBC. FLUOROMETRIX shall provide written notice of such to each SUBLICENSEE with a copy of such notice provided to UMBC.


                     ARTICLE X - MISCELLANEOUS


10.1	Use of Name.  FLUOROMETRIX shall not use the name UMBC of The
University System of Maryland or any of its constituent parts, or any contradiction thereof or the name of the Inventors of PATENT RIGHTS in any advertising, promotional, sales literature or fundraising documents without prior written consent from an officer of UMBC. FLUOROMETRIX shall allow at least seven (7) business days notice of any proposed public disclosure for UMBC's review and comment or to provide written consent.

10.2	No Partnership.  Nothing in this Agreement shall be construed to create any agency, employment, partnership, joint venture or similar relationship between the parties other than that of a license/licensee. Neither party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other.

10.3	Notice of claim.  Each party shall give the other or its
representative immediate notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement.


10.4	Product Liability.  Prior to initial human testing or first
commercial sale of any LICENSED PRODUCT or LICENSE SERVICE, as the case may be, in any particular country, FLUOROMETRIX shall establish and maintain, in each country in which FLUOROMETRIX, an AFFILIATED COMPANY or a SUBLICENSEE shall test or sell a LICENSED PRODUCT or LICENSED SERVICE, product liability or other appropriate insurance coverage appropriate to the risks involved in marketing LICENSED
PRODUCT and LICENSED SERVICE and will annually present evidence to UMBC that such coverage is being maintained. Upon UMBC's request, FLUOROMETRIX will furnish UMBC with a Certificate of Insurance of each product liability insurance policy obtained. UMBC shall be listed as an additional insured in FLUOROMETRIX' said insurance policies. If such product liability insurance is underwritten on a 'claims made' basis, FLUOROMETRIX agrees that any change in underwriters during the term of this Agreement will require the purchase of 'prior acts' coverage to ensure that coverage will be continuous throughout the term of this Agreement.

10.5	Governing Law.  This Agreement shall be construed, and legal relations between the parties hereto shall be determined, in accordance with the laws of the State of Maryland applicable to contracts solely executed and wholly to be performed within the State of Maryland without giving effect to the principles of conflicts of laws. Any disputes between the parties to the Agreement shall be brought in the state of federal courts of Maryland.

10.6	Notice.  All notices or communication required or permitted to be given by either party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail or sent by overnight courier, such as Federal express, to the other party at its respective address set forth below or to such other address as one party shall give notice of the other from time to time hereunder. Mailed notices shall be deemed received on the third business day following the date of mailing. Notices sent by overnight courier shall be deemed received the following business day. Notices may be sent by facsimile provided that any notice sent by facsimile is confirmed by registered mail or certified mail or sent by overnight courier. Notices received by facsimile shall be deemed received on the day UMBC receives such a facsimile at the number listed below.

If to FLUOROMETRIX:

Fluorometrix Corporation
Attn:  Joe Qualitz
P. O. Box 816
Stow, Massachusetts 01775-0816
Facsimile:  801-730-9601

If to UMBC:

Office of Technology Development
University of Maryland, Baltimore County
Administration Building
1000 Hilltop Circle
Baltimore, MD 21250
Attn:  Director
Facsimile:  410-455-1130

10.7	Compliance with All Laws.  In all activities undertaken pursuant to this Agreement, both UMBC and FLUOROMETRIX covenant and agree that each will in all material respects comply with such federal, state and local laws and statutes, as may be in effect at the time of performance and all valid rules, regulations and order thereof regulating such activities.

10.8	Successors and Assigns.  Neither this Agreement nor any of the rights or obligations created herein, except for the right to receive any remuneration hereunder, may be assigned by either party, in whole or in part, without the prior written consent of the other party, except that either party shall be free to assign this Agreement in connection with any sale of substantially all of its assets without the consent of the other. Such assignment shall be subject to UMBC approval, which approval shall not be unreasonably withheld. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties here. Any attempt to assign this Agreement other than as expressly permitted by this Paragraph shall render the attempted assignment null and void.

10.9	No Waivers; Severability.  No Waiver of any breach of this
Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement, and no waiver shall be effective unless made in writing. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal and unenforceable, the parties shall negotiate in good faith for a substitute term or provision which carries out the original intent of the parties.

10.10	 Entire Agreement; Amendment.  FLUROMETRIX and UMBC
acknowledge that they have read this entire Agreement and that this Agreement, including the attached Exhibits constitutes the entire understanding and contract between the parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which communications are merged herewith. It is expressly understood and agreed that (i) there being no expectations to the contrary between the parties hereto, no usage of trade, verbal agreement or another regular practice or method dealing within any industry or between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement; and (ii) this Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

10.11	Force Majeure.  If either party fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), revolution, or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the parties to resume performance under this Agreement.

10.12	Further Assurances.  Each party shall, at any time, and from time to time, prior to or after the EFFECTIVE DATE of this Agreement, at reasonable request of the other party, execute and deliver to the other such instruments and documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

10.13	Survival.  All representations, warranties, covenants and
agreements made herein and which by their express terms or by implication are to be performed after the execution and/or termination hereof, or are perspective in nature, shall survive such execution
and/or termination, as the case may be.   This shall include Articles
VI, VII, VIII, IX, and X.


10.14	No Third Party Beneficiaries.  Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect to this Agreement or any provision hereof.

10.15	Headings.  Article headings are for convenient reference and not a part of this Agreement. All Exhibits are incorporated herein by this reference.

10.16	Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date the last party hereto has executed this Agreement.

UNIVERSITY OF MARYLAND,            FLUOROMETRIX CORPORATION
BALTIMORE COUNTY

By:  /s/ Scott Bass		     By: /s/ Joe Qualitz
__________________                 __________________
Scott Bass, Ph.D.                  Joe Qualitz
Vice Provost for Research 	     President

Date:  1/3/01                      Date:  1/17/01
__________________                 __________________


                  INVENTOR'S ACKNOWLEDGMENT

The inventor(s) of the intellectual property and/or patents licensed by this Agreement, as employees of UMBC, acknowledge by their signature below, that they have read, understood, and agree with the terms of this Agreement.

By: /s/ Govind Rao                            Date:  1/30/01
_______________                               _______________
Dr. Govind Rao

________________________________________________________________

                              EXHIBIT A

                QUARTERLY SALES & ROYALTY REPORT
              ____________________________________
FOR LICENSE AGREEMENT BETWEEN FLUOROMETRIX AND UMBC DATED______


FOR PERIOD OF___________TO___________


PRODUCT     UMBC           UNITS    TOTAL NET     ROYALTY  ROYALTY
NAME/       REFERENCE/     SOLD     SALES/NET     RATE     AMOUNT
NUMBER      PATENT                  SERVICE                DUE
            NUMBER                  REVENUES
_______     _________     ______    _________     _______  _______
_______     _________     ______    _________     _______  _______



TOTAL ROYALTIES DUE FOR THIS PERIOD $____________________


This report format is to be used to report quarterly royalty statements to UMBC. It should be placed on FLUOROMETRIX' letterhead and accompany any royalty payments due for the reporting period. This report shall be submitted even if no sales are reported.

                              EXHIBIT B


                    STOCK ISSUANCE AGREEMENT
                    ___________________________



                 AMENDMENT TO LICENSE AGREEMENT

This Fluorometrix Amendment having an effective date as of April 27, 2001 is made by and between Fluorometrix Corporation, a Massachusetts corporation having an address of P. O. Box 816, Stow, Massachusetts 01775-0816 (hereinafter "FLUOROMETRIX") and University of Maryland, Baltimore County, having an address of 1000 Hilltop Circle, Baltimore, Maryland 21250, a constituent institution of the University System of Maryland, which is an agency of the State of Maryland (hereinafter "UMBC").

WHEREAS, UMBC and FLUOROMETRIX entered into a license agreement dated January 31, 2001 (hereinafter the "Agreement"); and

WHEREAS, UMBC and FLUOROMETRIX find it in their mutual best interests to clarify Section 3.1.3 contained in the Agreement; and

NOW THEREFORE, the parties hereto agree as follows:

1.	Paragraph 3.1.3:	The common stock or options for common stock
referred to in this sections will be distributed, at UMBC's request, as follows and in full satisfaction of the obligations of this
Agreement:

	-50% in the name of Govind Rao, Ph.D.
	-32.5% in the name of University of Maryland, Baltimore County -17.5% in the name of University of Maryland Biotechnology
       Institute

All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first written above.

UNIVERSITY OF MARYLAND,                       FLUOROMETRIX CORPORATION
BALTIMORE COUNTY

By: /s/ Scott A. Bass                         By: /s/ Joseph E. Qualitz
_________________                             ____________________
Scott A. Bass                                 Joseph E. Qualitz
Vice Provost for Research                     President

Date:  4/19/01                                Date:  4/27/01
_________________                             ________________

                 FIRST AMENDMENT TO LICENSE AGREEMENT

        This amendment having an effective date as of May 4, 2004 (hereinafter "First Amendment") is made by and between University of Maryland, Baltimore County, having an address of 1000 Hilltop Circle, Baltimore, Maryland 21250, a constituent institution of the University System of Maryland, which is an agency of the State of Maryland (hereinafter "UMBC") and Fluorometrix, a Massachusetts corporation having an address of 1450 South Rolling Road, Baltimore Maryland 21227 (hereinafter "FLUOROMETRIX").

	WHEREAS, UMBC and FLUOROMETRIX entered into a license agreement dated January 31, 2001 (hereinafter "License Agreement"); and

	WHEREAS, UMBC and FLUOROMETRIX find it in their mutual best interests to amend the schedule of annual fees and other fees due to UMBC under said License Agreement; and

	NOW THEREFORE the parties hereto agree as follows:

1.	As partial consideration for this First Amendment, replace
Paragraph 3.1.2 paten Issuance Fee, in its entirety, with the provision as set forth below:

	Concurrent with the execution of the First Amendment, FLUOROMETRIX shall issue to UMBC an option for seven hundred and fifty (750) shares of FLUOROMETRIX common stock, at a zero strike price, as a patent Issuance Fee. The equity issued shall be in accordance with an appropriate stock purchase agreement as noted in Paragraph 3.1.1 of the License Agreement.

2.	As partial consideration for this First Amendment, replace
Paragraph 3.2 Annual Fees, in its entirety, with the provision as set forth below:

	FLUOROMETRIX shall pay to UMBC annual fees in the amounts set forth below:

DUE DATE                                   ANNUAL FEE
______________________                     _______________________
Concurrent with the                        Option to 400 shares of
Execution of the First                     Fluorometrix
Amendment                                  common stock at a
                                           zero strike price as
                                           a second
                                           anniversary annual fee

Concurrent with the                        Option to 500 shares of
execution of the First                     Fluorometrix
Amendment                                  common stock at a
                                           zero strike price as
                                           a third anniversary
                                           annual fee

Fourth Anniversary of the                  $10,000
EFFECTIVE DATE of the
License Agreement

Fifth Anniversary of the                   $25,000
EFFECTIVE DATE of the
License Agreement

Sixth Anniversary of the                   $50,000
EFFECTIVE DATE of the
License Agreement

Seventh and each                           $75,000
subsequent Anniversary of
the EFFECTIVE DATE of
the License Agreement


These annual fees shall be due within thirty (3) days of each anniversary of the EFFECTIVE DATE of the License Agreement, beginning with the first such anniversary. In any year where sales of LICENSED PRODUCTS or LICENSED SERVICES exist, the annual fees shall be credited against running royalties due in the year in which the fee is paid.

3.	All other terms and conditions of the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be executed the day and year first written above.

UNIVERSITY OF MARYLAND,                       FLUOROMETRIX
BALTIMORE COUNTY

By: /s/ David R. Gleason                      By:  /s/ Joseph E. Qualitz
____________________                          _____________________
David R. Gleason                              Joseph E. Qualitz
Acting Vice Provost For Research              President and CEO

Date:   6/11/04                               Date:  6/17/04
_______________                               ______________


________________________________________________________________

             SECOND AMENDMENT TO LICENSE AGREEMENT

        This amendment having an effective date as of December 31, 2005 (hereinafter "Second Amendment") is made by and between University of Maryland, Baltimore County, having an address of 1000 Hilltop Circle, Baltimore, Maryland 21250, a constituent institution of the University System of Maryland, which is an agency of the State of Maryland (hereinafter "UMBC") and Fluorometrix, a Massachusetts corporation having an address of 24 Timber Edge Road, Stow, Massachusetts 01775-0816 (hereinafter "FLUOROMETRIX").

        WHEREAS, UMBC and FLUOROMETRIX entered into a license agreement dated January 31, 2001 (hereinafter "License Agreement"); and

        WHEREAS, UMBC and FLUOROMETRIX find it in their mutual best interests to amend the schedule of annual fees due to UMBC under said License Agreement and to amend other terms and conditions of said License Agreement related to sublicensing and patent prosecution; and

        NOW THEREFORE for good and valuable consideration, the receipt and legal sufficiency of which are acknowledged by both parties, the parties hereto agree as follows:

1.	As partial consideration for this Second Amendment, Fluorometrix shall provide to UMBC five thousand (5,000) shares of Fluorometrix common stock.

2.  	Add the following paragraph:

1.11	"SUBLICENSE ROYALTY" shall mean for any sublicense executed by
FLUOROMETRIX or an AFFILIATED COMPANY on or before January 31, 2006, the running royalty received by

FLUOROMETRIX or an AFFILIATED COMPANY for SUBLICENSEE sales of LICENSED PRODUCTS or LICENSED SERVICES and any other fees creditable against running royalties received by FLUOROMETRIX or an AFFILIATED COMPANY.

3.	Replace the following paragraphs in their entirety, with the provisions set forth below:

3.2	 Annual Fees. FLUOROMETRIX shall pay to UMBC annual fees in the amounts set forth below:

DUE DATE                            ANNUAL FEE
________________________            ____________________
Fifth Anniversary of the            $25,000
EFFECTIVE DATE of the
License Agreement

Sixth Anniversary of the            $35,000
EFFECTIVE DATE of the
License Agreement

Seventh and each                    $50,000
subsequent Anniversary of
the EFFECTIVE DATE of
the License Agreement


These annual fees shall be due within thirty (30) days of each anniversary of the EFFECTIVE DATE of the License Agreement, beginning with the first such anniversary. In any year where sales of LICENSED PRODUCTS or LICENSED SERVICES exist, the annual fees shall be credited against running royalties due in the year in which the fee is paid.

3.3	Royalties.  FLUOROMETRIX shall pay to UMBC eight percent
(8%) of NET SALES as a running royalty for each LICENSED PRODUCT sold by FLUOROMETRIX, for the term of this Agreement. In addition, FLUOROMETRIX shall pay to UMBC twelve percent (12%) of NET
SERVICE REVENUES as a running royalty for each LICENSED SERVICE provided by FLUOROMETRIX, for the term of this Agreement. Such payments shall be made quarterly. All non-US taxes related to the sales of LICENSED PRODUCTS or LICENSED SERVICES shall be paid by FLUOROMETRIX and shall not be deducted from any royalty or other payments due to UMBC. Only a single royalty obligation to UMBC shall be payable with respect to any unit of LICENSED PRODUCT or LICENSED SERVICE that is covered by more that one License
Agreement between UMBC and FLUOROMETRIX.

In order to insure UMBC the full royalty payments contemplated hereunder, FLUOROMETRIX agrees that in the event any LICENSED
PRODUCT or LICENSED SERVICE shall be sold to an AFFILIATED
COMPANY or SUBLICENSEE, or any person, corporation, firm or association with which FLUOROMETRIX has any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances), the royalties to be paid hereunder for any such LICENSED PRODUCT or LICENSED SERVICE shall be based upon the greater of: 1) the net selling price at which the purchaser of LICENSED PRODUCTS resells such products to the end user, 2) the NET SERVICE REVENUES received from the use of a LICENSED PRODUCT in providing a service, 3) the fair market value of the LICENSED PRODUCT or LICENSED SERVICE, which shall be determined based on the sales price of similar products or services in the market, as applicable, or as may be mutually agreed by the parties, or 4) the net selling price of LICENSED PRODUCTS or LICENSED SERVICES paid by the purchaser.

3.4	Sublicense Consideration.  For any sublicense executed
by FLUOROMETRIX or an AFFILIATED COMPANY on or before January 31, 2006, FLUOROMETRIX shall pay to UMBC fifty percent (50%) of all SUBLICENSE ROYALTY as a running royalty.
For any sublicense executed by FLUOROMETRIX or an

AFFILIATED COMPANY after January 31, 2006, FLUOROMETRIX shall pay to UMBC eight (8%) of NET SALES, as a running royalty for each LICENSED PRODUCT sold by the SUBLICENSEE and FLUOROMETRIX shall pay to UMBC twelve percent (12%) of NET
SERVICE REVENUES, as a running royalty for each LICENSED
SERVICE provided by the SUBLICENSEE for the term of this Agreement. All non-US taxes related to the sales of LICENSED
PRODUCTS or LICENSED SERVICES shall be paid by FLUOROMETRIX and shall not be deducted from any royalty or other payments due to UMBC.
In addition to the running royalty due to UMBC as set forth in this Paragraph 3.4, FLUOROMETRIX shall pay to UMBC fifteen percent (15%) of any consideration, other than royalty, received by FLUOROMETRIX or an AFFILIATED COMPANY for the grant of any sublicense under this Agreement. For the purpose of clarification, such consideration shall include, without limitation, any licensing fees or other cash consideration, and any premium paid by the SUBLICENSEE over Fair Market Value for stock, or the right to purchase stock, of the FLUOROMETRIX or an AFFILIATED
COMPANY. The term "Fair Market Value" shall mean the daily weighted average of the price at which said stock is publicly trading during the period twenty (20) business days prior to the effective date of said sublicense, or if the stock is not publicly traded, the value of such stock as determined by the most recent private financing through a Financial Investor in the FLUOROMETRIX or AFFILIATED COMPANY that issued the shares. The term
"Financial Investor" shall mean an entity whose sole interest in FLUOROMETRIX or AFFILIATED COMPANY is for the purpose of investment. In no event is FLUOROMETRIX authorized to sublicense for consideration other than cash, such as in the cross license, without obtaining written authorization from UMBC, which authorization may be withheld.

4.1 Prosecution & Maintenance. UMBC, at FLUOROMETRIX' expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS upon authorization of FLUOROMETRIX and FLUOROMETRIX shall be licensed thereunder. Title to all such patents and patent applications shall reside in UMBC. UMBC shall have full and complete control over all patent matters related to the PATENT RIGHTS, provided however, that UMBC will consider and incorporate reasonable comments received from FLUOROMETRIX.
FLUOROMETRIX will provide payment authorization to UMBC at least one (1) month before an action is due, provided that FLUOROMETRIX has received timely notice of such action from UMBC. Failure to provide authorization can be considered by UMBC as a FLUOROMETRIX decision not to authorize an action. In any country where
FLUOROMETRIX elects not to have a patent application filed or to pay expenses associated with filing, prosecution, or maintenance of a patent application or patent, UMBC may file, prosecute, and/or maintain the patent application or patent at its own expense and for its own exclusive benefit and FLUOROMETRIX thereafter shall not be licensed under such patent or patent application. FLUOROMETRIX shall have the option to choose the patent counsel used by UMBC to prosecute and maintain all patents and patent applications specified under PATENT RIGHTS and to be billed directly by them, and FLUOROMETRIX shall have the right to extend that option to its exclusive SUBLICENSEE.

4.  	All other terms and conditions of the License Agreement shall remain in full force and effect.

<pge>


IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be executed the day and year first written above.

UNIVERSITY OF MARYLAND,                     FLUOROMETRIX CORPORATION
BALTIMORE COUNTY

By: /s/ Scott A. Bass                       By: /s/ Joseph E. Qualitz
_________________                           ____________________
Scott A. Bass                               Joseph E. Qualitz
Vice Provost for Research                   President and CEO

Date:  10/8/07                              Date:  9/18/07
_________________                           ________________


________________________________________________________________________

                THIRD AMENDMENT TO LICENSE AGREEMENT


	This amendment having an effective date as of May 1, 2008 (hereinafter "Third Amendment") is made by and between University of Maryland, Baltimore County, having an address of 1000 Hilltop Circle, Baltimore, Maryland 21250, a constituent institution of the University System of Maryland, which is an agency of the State of Maryland (herein "UMBC") and Fluorometrix, a Massachusetts corporation having an address of 24 Timber Edge Road, Stow, Massachusetts 01775-0816 (hereinafter "FLUOROMETRIX").

	WHEREAS, UMBC and FLUOROMETRIX entered into a license agreement dated March 17, 2002 (hereinafter "License Agreement"); and

	WHEREAS, UMBC and FLUOROMETRIX find it in their mutual best interests to establish the future terms of payment for the fifth and sixth annual fees and the patent issuance fee ($10,000; $25,000 and $10,000 respectively) that are past due to UMBC under said License Agreement using a Promissory Note, attached hereto as Exhibit A, and to amend other terms and conditions of said License Agreement related to sublicensing and infringement recovery; and

	NOW THEREFORE for good and valuable consideration, the receipt and legal sufficiency of which are acknowledge by both parties, the parties hereto agree as follows:

1. Replace the following paragraphs in their entirety, with the provisions set forth below:



	3.4	Sublicense Consideration.  For any sublicense executed by
	FLUOROMETRIX or an AFFILIATED COMPANY on or before July 1,
	2006, FLUOROMETRIX shall pay to UMBC sixty percent (60%) of all SUBLICENSE ROYALTY as a running royalty. For any
      sublicense 	executed by FLUOROMETRIX or an AFFILIATED COMPANY
      after July 1, 	2006, FLUOROMETRIX shall pay to UMBC eight
      (8%) of NET SALES, as 	a running royalty for each LICENSED
      PRODUCT sold by the 	SUBLICENSEE and FLUOROMETRIX shall pay
      to UMBC twelve percent 	(12%) of NET SERVICE REVENUES, as a
      running royalty for each LICENSED SERVICE provided by the
      SUBLICENSEE for the term of this 	Agreement.  All non-US
      taxes related to the sales of LICENSED PRODUCTS or LICENSED SERVICES shall be paid by FLUOROMETRIX and shall not be deducted from any royalty or other payments due to UMBC.

In addition to the running royalty due to UMBC as set forth in this Paragraph 3.4, FLUOROMETRIX shall pay to UMBC fifteen percent (15%) of any consideration, other than royalty, received by FLUOROMETRIX or an AFFILIATED COMPANY for the grant of any sublicense under this Agreement. For the purpose of clarification, such consideration shall include, without limitation, any licensing fees or other cash consideration, and any premium paid by the SUBLICENSEE over "Fair Market Value" for stock, or the right to purchase stock, of the FLUOROMETRIX or an AFFILIATED COMPANY. The term "Fair Market Value" shall mean the daily weighted average of the price at which said stock is publicly trading during the period twenty (20) business days prior to the effective date of said sublicense, or if the stock is not publicly traded, the value of such stock as determined by the most recent private financing through a Financial Investor in the FLUOROMETRIX or AFFILIATED COMPANY that issued the shares.
The term "Financial Investor" shall mean an entity whose sole interest in FLUOROMETRIX or AFFILIATED COMPANY is for the purpose of investment. In no event is FLUOROMETRIX authorized to sublicense for consideration other than cash, such as in the cross license, without obtaining written authorization from UMBC, which authorization may be withheld.

4.4	Recovery.  Any recovery by FLUOROMETRIX under Paragraph 4.3
shall be deemed to reflect loss of commercial sales, and FLUOROMETRIX shall pay to UMBC sixty percent (60%) of the recovery net of all reasonable costs and expenses associated with each suit or settlement. If the cost and expenses exceed the recovery, then one-half (1/2) of the excess shall be credited against royalties payable by FLUOROMETRIX to UMBC hereunder in connection with sale sin the country of such legal proceedings, provided, however, that any such credit under this Paragraph shall not exceed fifty percent (50%) of the royalties otherwise payable to UMBC with regard to sales in the country of such action in any one calendar year, with any excess credit being carried forward to future calendar years.

2. All other terms and conditions of the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third
Amendment to be executed the day and year first written above.

UNIVERSITY OF MARYLAND,                    FLUOROMETRIX CORPORATION
BALTIMORE COUNTY

By: /s/ Scott A. Bass                      By: /s/ Joseph E. Qualitz
_________________                          ____________________
Scott A. Bass                              Joseph E. Qualitz
Vice Provost for Research                  President and CEO

Date:  4/28/08                             Date:  4/15/08
_________________                          ________________